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                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the captions "Selected Consolidated Financial Data" and "Experts" and to the use of our report dated March 5, 1998 (except Note 13 as to which the date is April 6, 1998) in the Registration Statement on Form S-1 and related Prospectus of Jeepers! Inc. for the registration of shares of its common stock.

                                          Ernst & Young LLP

Boston, Massachusetts
April 13, 1998